Exhibit 99.1

Impinj Reiterates Fourth-Quarter 2024 Revenue and Adjusted EBITDA Guidance Ahead of Participation at 27th Annual Needham Growth Conference

SEATTLE, January 14, 2025 – Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today announced that it expects fourth-quarter 2024 revenue to be within its prior guidance of $91.0 to $94.0 million and adjusted EBITDA to be within its prior guidance of $13.6 to $15.1 million.

The company also announced that Chris Diorio, Impinj co-founder and CEO, and Cary Baker, Impinj CFO, will participate in a fireside chat at the 27thAnnual Needham Growth Conference on Wednesday, January 15, 2025, at 11:00 a.m. ET. A live webcast and replay of the presentation will be available on the company’s website at investor.impinj.com.

Fourth-Quarter and Full-Year 2024 Earnings Conference Call Details

Impinj will release financial results for its fourth quarter and full year ended December 31, 2024, after U.S. markets close on Wednesday, February 5, 2025.

Impinj will host a conference call and webcast to discuss its fourth-quarter and full-year 2024 results and first-quarter 2025 outlook at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may listen to the call by dialing +1-412-317-1863. A live webcast and replay will be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 4138753.

Management’s prepared written remarks, quarterly financial data and the financial-results press release will be made available on the company’s website at investor.impinj.com on February 5, 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our preliminary fourth-quarter 2024 revenue and adjusted EBITDA expectations. We base these preliminary expectations on current assumptions, which involve risks and uncertainties that could cause actual revenue and adjusted EBITDA results to differ materially including, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Furthermore, we are in the process of finalizing our fourth-quarter 2024 financial results and our final, audited results and final analysis of those results are not yet available. Therefore, the fourth-quarter 2024 revenue and adjusted EBITDA expectations are subject to further review and the actual results could differ from management’s expectations. Actual revenue and adjusted EBITDA are also subject to audit by our independent registered public accounting firm, with no assurance from our public accounting firm on the revenue and adjusted EBITDA expectations. You should not draw any conclusions from the fourth-quarter 2024 revenue and adjusted EBITDA expectations for any other financial results as of, and for the quarter ended, December 31, 2024. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

www.impinj.com | 400 Fairview Ave. N, Suite 1200 | Seattle, WA 98109 | Tel +1-206-517-5300

Impinj Disclosure Channels to Disseminate Information

Impinj investors and others should note that we announce material information to the public about our company, products, services and other topics through a variety of means, including our website, press releases, SEC filings, blogs and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We use the Impinj website, Facebook page, LinkedIn page and blog as a means of disclosing information about the company and its services and for complying with the disclosure obligations under Regulation FD. The information we post through these channels may be deemed material. Accordingly, we encourage investors and others to monitor these social media channels and our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

For more information, contact:
Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance
+1 206-315-4470
ir@impinj.com

Media Relations

Jill West

Vice President, Strategic Communications

+1 206-834-1110

jwest@impinj.com

www.impinj.com | 400 Fairview Ave. N, Suite 1200 | Seattle, WA 98109 | Tel +1-206-517-5300